EXHIBIT  4.1
CONSULTING  AGREEMENTS


                          FINANCIAL ADVISORY AGREEMENT

THIS FINANCIAL ADVISORY AGREEMENT (the "Agreement"), made this 28th day of March, 2003 by and between: AgroCan Corp. (a Delaware registered corporation) located at 706 Dominion Centre, 43 Queen's Road East, Hong Kong (hereinafter referred to as (the "Company") and Mr. Wong Wai Hung of Flat 6, 7/F., Block A, Mai Hing Industrial Building, 16-18 Hing Yip Street, Hong Kong, a business consultant (hereinafter referred to as "Consultant").

WITNESSETH  THAT:

WHEREAS, the Company desires to engage Consultant to assist the Company on a non-exclusive basis for financial advisory services for the specific purpose of identifying merger and acquisition party up to an aggregate amount of $5,000,000.00 in the equity of the Company; and

WHEREAS, the Company and the Consultant desire to set forth in this Agreement all of the terms and conditions that shall govern their business relationship.

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1. APPOINTMENT: The Company hereby appoints Consultant as its non-exclusive financial Consultant and hereby retains Consultant, on the terms and conditions of this Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

2. TERM: The term of this Agreement shall be for Twelve (12) months from the date signed. This Agreement can be terminated at any time by either party upon giving 30 days written notice to the other party. Notwithstanding any termination of this Agreement, the promises of confidentiality set forth in this Agreement below shall survive for a period of Six (6) months following any termination hereof.

3.   SERVICES  AND  COMPENSATION:

     (a) Consultant shall assist the Company through its relationships with potential sources on a best efforts basis in order to identify sources for the acquisition of the Company's equity securities in connection with upto $5,000,000.00.

     (b) the Company agrees, upon signing of this Agreement, to issue 500,000 shares of Common Stock of the Company to the Consultant as initial and non-refundable service fee. The shares shall be issued pursuant to a registration statement or exemption and be freely tradable.

     (c) In the event the Consultant introduces the Company to any party that leads to merger and/or acquisition transaction with the Company that the Consultant will be compensated at time of closing of the merger/acquisition transaction a fee upto six percent (6%) on the transaction of the merger/acquisition based on number of shares issued by the Company for the transaction.

     (d) The Company will pay for all pre-approved expenses and disbursements incurred by the Consultant on behalf of the Company in connection with the Financial Relations, and the Company will make its representatives available upon reasonable notice to meet with potential sources.


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
4. LIMITATIONS ON SERVICES: The parties recognize that certain responsibilities and obligations are imposed by Federal and State
     Securities  Laws  and  by  the  applicable  rules  and regulations of Stock
     Exchanges, The National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, Consultant agrees:

     (a) Consultant shall not communicate with any potential source before receiving approval from the Company.

     (b) Company acknowledges that the Consultant does not hold any professional licenses, including any NASD license to serve as a broker-dealer; accordingly, the Consultant shall not act as a broker-dealer, and will not solicit the purchase of the Company's equity securities from potential investors. All of Consultant's services rendered pursuant to the terms of this Agreement shall be performed in full compliance with all applicable federal and state securities laws, rules and regulations.

     (c) Consultant shall not render any legal advice or perform accounting services and is not acting as an investment advisor within the meaning of the applicable state and federal Securities Laws, rules and regulations.

     (d) Consultant's services shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Company or it's projects.

     (e) Consultant makes no promise that it will be successful in introducing the Company to potential source for any merger or acquisition.

     (f) Consultant hereby acknowledges that it is not an agent or employee of the Company and agrees to indemnify the Company from and against any liability of any nature whatsoever arising out of or in connection with Consultant's gross negligence or intentional action omitted or taken in connection with this Agreement.

5.   DUTIES  OF  COMPANY:

     (a) Company shall supply Consultant, on a reasonably scheduled basis, with all approved data and information about the Company, its management, its products, and its operations and the Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that Consultant may take corrective action.

     (b) Unless advised to the contrary, the Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data, which it supplies to Consultant and the Company acknowledges its awareness that Consultant will rely on such continuing representation.

     (c) Company hereby agrees to indemnify Consultant against, and to hold Consultant harmless from, any claims, demands, suits, loss, damages, and etc, arising out of Consultants reliance upon the accuracy and continuing accuracy of such facts, material, information, and data, unless Consultant has been negligent in fulfilling the duties and obligations hereunder.

6. CONFIDENTIALITY: Consultant acknowledges that the execution and delivery of this Agreement as well as certain, non-public information that it may receive from the Company is "Confidential Information" which shall also include any and all information in oral or written form that is disclosed


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
     to a party ("the Receiving Party"), by the other party ("the Disclosing Party") that has not been publicly made known by the Disclosing Party either prior to or subsequent to the Receiving Party's receipt of such information. With respect to any non-public, material information the Consultant may obtain concerning the Company, the Consultant hereby acknowledges the application of the antifraud rules of the federal securities laws concerning its use and dissemination. Each party acknowledges that the other party is entering into this Agreement in large part because of the promises made in this paragraph and that any breach or threatened breach by a party of these promises will result in irreparable damage to a party for which liquidated damages count not be reasonably calculated. Accordingly, both parties agree that in the event of a breach or threatened breach of the promises made in paragraph, a party may seek and obtain an injunction against any such breach or threatened breach in any federal or state court in the State of Florida upon application and to whose jurisdiction the parties hereby consent. The Company agrees not to contact any of the Consultant's sources without the prior consent of Consultant for a period of One (1) years after the termination of this Agreement.

7. ENTIRE AGREEMENT: This instrument contains the entire Agreement of the parties and may be modified only by Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the persons signing below warrant that they are duly authorized to sign for and on behalf of, the respective parties. This Agreement may be executed in duplicate originals, and any executed copy of this Agreement made by reliable means (e.g. photocopy or facsimile) shall be considered an original.




                                           For:  AgroCan  Corp.

By:  /s/Wong  Wai  Hung                    By:  /S/Lawrence  Hon
         ------------------                     ----------------
     WONG  WAI  HUNG                            LAWRENCE  HON,  President

     Date:  March  28th  ,  2003                Date:  March  28th  ,  2003


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
                          FINANCIAL ADVISORY AGREEMENT

THIS FINANCIAL ADVISORY AGREEMENT (the "Agreement"), made this 28th day of March, 2003 by and between: AgroCan Corp. (a Delaware registered corporation) located at 706 Dominion Centre, 43 Queen's Road East, Hong Kong (hereinafter referred to as (the "Company") and Winnex Enterprises Ltd, located at Sea Meadow House, Blackburne Highway, Road Town Torola, British Virgin Islands, a company providing Consultant services (hereinafter referred to as "Consultant").

WITNESSETH  THAT:

WHEREAS, the Company desires to engage Consultant to assist the Company on a non-exclusive basis for financial advisory services for the specific purpose of identifying merger and acquisition party up to an aggregate amount of $5,000,000.00 in the equity of the Company; and

WHEREAS, the Company and the Consultant desire to set forth in this Agreement all of the terms and conditions that shall govern their business relationship.

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

8. APPOINTMENT: The Company hereby appoints Consultant as its non-exclusive financial Consultant and hereby retains Consultant, on the terms and conditions of this Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

9. TERM: The term of this Agreement shall be for Twelve (12) months from the date signed. This Agreement can be terminated at any time by either party upon giving 30 days written notice to the other party. Notwithstanding any termination of this Agreement, the promises of confidentiality set forth in this Agreement below shall survive for a period of Six (6) months following any termination hereof.

10.  SERVICES  AND  COMPENSATION:

     (e) Consultant shall assist the Company through its relationships with potential sources on a best efforts basis in order to identify sources for the acquisition of the Company's equity securities in connection with upto $5,000,000.00.

     (f) the Company agrees, upon signing of this Agreement, to issue 500,000 shares of Common Stock of the Company to the Consultant as initial and non-refundable service fee. The shares shall be issued pursuant to a registration statement or exemption and be freely tradable.

     (g) In the event the Consultant introduces the Company to any party that leads to merger and/or acquisition transaction with the Company that the Consultant will be compensated at time of closing of the merger/acquisition transaction a fee upto six percent (6%) on the transaction of the merger/acquisition based on number of shares issued by the Company for the transaction.

     (h) The Company will pay for all pre-approved expenses and disbursements incurred by the Consultant on behalf of the Company in connection with the Financial Relations, and the Company will make its representatives available upon reasonable notice to meet with potential sources.

11. LIMITATIONS ON SERVICES: The parties recognize that certain responsibilities and obligations are imposed by Federal and State
     Securities  Laws  and  by  the  applicable  rules  and regulations of Stock

     Exchanges, The National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, Consultant agrees:

     (g) Consultant shall not communicate with any potential source before receiving approval from the Company.

     (h) Company acknowledges that the Consultant does not hold any professional licenses, including any NASD license to serve as a broker-dealer; accordingly, the Consultant shall not act as a broker-dealer, and will not solicit the purchase of the Company's equity securities from potential investors. All of Consultant's services rendered pursuant to the terms of this Agreement shall be performed in full compliance with all applicable federal and state securities laws, rules and regulations.

     (i) Consultant shall not render any legal advice or perform accounting services and is not acting as an investment advisor within the meaning of the applicable state and federal Securities Laws, rules and regulations.

     (j) Consultant's services shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Company or it's projects.

     (k) Consultant makes no promise that it will be successful in introducing the Company to potential source for any merger or acquisition.

     (l) Consultant hereby acknowledges that it is not an agent or employee of the Company and agrees to indemnify the Company from and against any liability of any nature whatsoever arising out of or in connection with Consultant's gross negligence or intentional action omitted or taken in connection with this Agreement.

12.  DUTIES  OF  COMPANY:

     (d) Company shall supply Consultant, on a reasonably scheduled basis, with all approved data and information about the Company, its management, its products, and its operations and the Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that Consultant may take corrective action.

     (e) Unless advised to the contrary, the Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data, which it supplies to Consultant and the Company acknowledges its awareness that Consultant will rely on such continuing representation.

     (f) Company hereby agrees to indemnify Consultant against, and to hold Consultant harmless from, any claims, demands, suits, loss, damages, and etc, arising out of Consultants reliance upon the accuracy and continuing accuracy of such facts, material, information, and data, unless Consultant has been negligent in fulfilling the duties and obligations hereunder.

13. CONFIDENTIALITY: Consultant acknowledges that the execution and delivery of this Agreement as well as certain, non-public information that it may receive from the Company is "Confidential Information" which shall also include any and all information in oral or written form that is disclosed to a party ("the Receiving Party"), by the other party ("the Disclosing Party") that has not been publicly made known by the Disclosing Party either prior to or subsequent to the Receiving Party's receipt of such information. With respect to any non-public, material information the

     Consultant may obtain concerning the Company, the Consultant hereby acknowledges the application of the antifraud rules of the federal securities laws concerning its use and dissemination. Each party acknowledges that the other party is entering into this Agreement in large part because of the promises made in this paragraph and that any breach or threatened breach by a party of these promises will result in irreparable damage to a party for which liquidated damages count not be reasonably calculated. Accordingly, both parties agree that in the event of a breach or threatened breach of the promises made in paragraph, a party may seek and obtain an injunction against any such breach or threatened breach in any federal or state court in the State of Florida upon application and to whose jurisdiction the parties hereby consent. The Company agrees not to contact any of the Consultant's sources without the prior consent of Consultant for a period of One (1) years after the termination of this Agreement.

14. ENTIRE AGREEMENT: This instrument contains the entire Agreement of the parties and may be modified only by Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.


IN WITNESS WHEREOF, the persons signing below warrant that they are duly authorized to sign for and on behalf of, the respective parties. This Agreement may be executed in duplicate originals, and any executed copy of this Agreement made by reliable means (e.g. photocopy or facsimile) shall be considered an original.



For:  Winnex  Enterprises  Ltd                For:   AgroCan  Corp.

By:   /s/Gerwin  Vilain                       By:    /s/Lawrence  Hon
      -----------------                              ----------------
      GERWIN  VILAIN,  Director                      LAWRENCE  HON,  President

Date: March  28th,  2003                      Date:  March  28th,  2003


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